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                                                                    Exhibit 99.3

                         INSTRUCTIONS TO LETTER OF TRANSMITTAL

                       FORMING PART OF THE TERMS AND CONDITIONS
                                OF THE EXCHANGE OFFER


    1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND BONDS. A properly completed and duly executed copy of this Letter of Transmittal, including Substitute Form W-9, and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein, and either certificates for Tendered Bonds must be received by the Exchange Agent at its address set forth herein or such Tendered Bonds must be transferred pursuant to the procedures for book-entry transfer described in the Prospectus under the caption "EXCHANGE OFFER--BOOK-ENTRY TRANSFER" (and a confirmation of such transfer received by the Exchange Agent), in each case prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of certificates for Tendered Bonds, this Letter of transmittal and all other required documents to the Exchange Agent is at the election of the tendering holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is made by mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Bonds should be sent to the Company. Neither the Issuer nor the registrar is under any obligation to notify any tendering holder of the Issuer's acceptance of Tendered Bonds prior to the closing of the Exchange Offer.

    2. GUARANTEED DELIVERY PROCEDURES. Holders who wish to tender their Bonds but whose Bonds are not immediately available, and who cannot deliver their Bonds, this Letter of Transmittal or any other documents required hereby to the Exchange Agent prior to the Expiration Date must tender their Bonds according to the guaranteed delivery procedures set forth below, including completion of Box 4. Pursuant to such procedures: (i) such tender must be made by or through a firm which is a member firm of the Medallion System (an "Eligible Institution") and the Notice of Guaranteed Delivery must be signed by the holder, (ii) prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of the Tendered Bonds and the principal amount of Tendered Bonds, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, this Letter of Transmittal together with the certificate(s) representing the Bonds and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, as well as all other documents required by this Letter of Transmittal and the certificate(s) representing all Tendered Bonds in proper form for transfer, must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Any holder who wishes to tender Bonds pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery relating to such Bonds prior to 5:00 p.m., New York City time, on the Expiration Date. Failure to complete the guaranteed delivery procedures outlined above will not, of itself, affect the validity or effect a revocation of any Letter of Transmittal form properly completed and executed by an Eligible Holder who attempted to use the guaranteed delivery process.

    3. BENEFICIAL OWNER INSTRUCTIONS TO REGISTERED HOLDERS. Only a holder in whose name Tendered Bonds are registered on the books of the registrar (or the legal representative or attorney-in-fact of such registered holder) may execute and deliver this Letter of Transmittal. Any Beneficial Owner of Tendered Bonds who is not the registered holder must arrange promptly with the registered holder to execute and deliver this Letter of Transmittal on his or her behalf through the execution and delivery to the registered holder of the INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER form accompanying this Letter of Transmittal.

    4. PARTIAL TENDERS. Tenders of Bonds will be accepted only in integral multiples of $5,000 in principal amount. If less than the entire principal amount of Bonds held by the holder is tendered, the tendering holder should fill in the principal amount tendered in the column labeled "Aggregate Principal Amount Tendered" of the box entitled "Description of Bonds Tendered" (Box 1) above. The entire principal amount of Bonds delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Bonds held by the holder is not tendered, then Bonds for the principal amount of Bonds not tendered and the Exchange Bonds issued in exchange for any Bonds tendered and accepted will be sent to the Holder at his

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or her registered address, unless a different address is provided in the appropriate box on this Letter of Transmittal, as soon as practicable following the Expiration Date.

    5. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered holder(s) of the Tendered Bonds, the signature must correspond with the name(s) as written on the face of the Tendered Bonds without alteration, enlargement or any change whatsoever.

    If any of the Tendered Bonds are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any Tendered Bonds are held in different names, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal as there are different names in which Tendered Bonds are held.

    If this Letter of Transmittal is signed by the registered holder(s) of Tendered Bonds, and Exchange Bonds issued in exchange therefor are to be issued (and any untendered principal amount of Bonds is to be reissued) in the name of the registered holder(s), then such registered holder(s) need not and should not endorse any Tendered Bonds, nor provide a separate bond power. In any other case, such registered holder(s) must either properly endorse the Tendered Bonds or transmit a properly completed separate bond power with this Letter of Transmittal, with the signature(s) on the endorsement or bond power guaranteed by an Eligible Institution.

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of any Tendered Bonds, such Tendered Bonds must be endorsed or accompanied by appropriate bond powers, in each case, signed as the name(s) of the registered holder(s) appear(s) on the Tendered Bonds, with the signature(s) on the endorsement or bond power guaranteed by an Eligible Institution.

    If this Letter of Transmittal or any Tendered Bonds or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with this Letter of Transmittal.

    Endorsements on Tendered Bonds or signatures on bond powers required by this Instruction 5 must be guaranteed by an Eligible Institution.

    Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Tendered Bonds are tendered (i) by a registered holder who has not completed the box set forth herein entitled "Special Delivery Instructions" (Box 3) or (ii) by an Eligible Institution.

    6. SPECIAL DELIVERY INSTRUCTIONS. Tendering holders should indicate, in the applicable box (Box 3), the name and address to which the Exchange Bonds and/or substitute Bonds for principal amounts not tendered or not accepted for exchange are to be sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

    7. TRANSFER TAXES. The Issuer will pay all transfer taxes, if any, applicable to the exchange of Tendered Bonds pursuant to the Exchange Offer.
If, however, a transfer tax is imposed for any reason other than the transfer and exchange of Tendered Bonds pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Tendered Bonds listed in this Letter of Transmittal.

    8. TAX IDENTIFICATION NUMBER. Federal income tax law requires that the holder(s) of any Tendered Bonds which are accepted for exchange must provide the Issuer (as payor) with its correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If the Issuer is not provided with the correct TIN, the Holder may be subject to backup withholding and a $50 penalty imposed by the Internal Revenue Service. (If withholding results in an overpayment of taxes, a refund may be obtained.) Certain holders (including, among others, all corporations and certain foreign individuals) are not subject

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to these backup withholding and reporting requirements.  See the enclosed
"Guidelines for Certification of Taxpayer Identification Number or Substitute Form W-9" for additional instructions.

    To prevent backup withholding, each holder of Tendered Bonds must provide such holder's correct TIN by completing the Substitute Form W-9 set forth herein, certifying that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the Tendered Bonds are registered in more than one name or are not in the name of the actual owner, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for information on which TIN to report.

    The Issuer reserves the right in its sole discretion to take whatever steps are necessary to comply with the Issuer's obligation regarding backup withholding.

    9. VALIDITY OF TENDERS. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Bonds will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the right to reject any and all Bonds not validly unlawful. The Issuer also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Bonds as to any ineligibility of any holder who seeks to tender Bonds in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Issuer shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Bonds must be cured within such time as the Issuer shall determine. Neither the Issuer, the Exchange Agent not any other person shall be under any duty to give notification of defects or irregularities with respect to lenders of Bonds, nor shall any of them incur any liability for failure to give such notification. Tenders of Bonds will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Bonds received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

    10. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend, waive or modify any of the conditions in the Exchange Offer in the case of any Tendered Bonds.

    11. NO CONDITIONAL TENDER. No alternative, conditional, irregular, or contingent tender of Bonds or transmittal of this Letter of Transmittal will be accepted.

    12. MUTILATED, LOST, STOLEN OR DESTROYED BONDS. Any tendering Holder whose Bonds have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

    13. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address indicated herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

    14. ACCEPTANCE OF TENDERED BONDS AND ISSUANCE OF BONDS; RETURN OF BONDS. Subject to the terms and conditions of the Exchange Offer, the Issuer will accept for exchange all validly tendered Bonds as soon as practicable after the Expiration Date and will issue Exchange Bonds therefor as soon as practicable thereafter. For purposes of the Exchange Offer, the Issuer shall be deemed to have accepted tendered Bonds when, as and if the Issuer has given written or oral notice (immediately followed in writing) thereof to the Exchange Agent. If any Tendered Bonds are not exchanged pursuant to the Exchange Offer for any reason, such unexchanged Bonds will be returned, without expense, to the undersigned at the address shown in Box 1 or at a different address as may be indicated herein under "Special Delivery Instructions" (Box 3).

    15. WITHDRAWAL. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer."

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                       INSTRUCTIONS TO REGISTERED HOLDER AND/OR
            BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                          OF
                   CASTLE ROCK RANCH PUBLIC IMPROVEMENTS AUTHORITY
                     PUBLIC FACILITIES REVENUE BONDS, SERIES 1996

    To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated __________, 199__ (the "Prospectus") of Castle Rock Ranch Public Improvements Authority (the "Authority"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Authority's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Public Facilities Revenue Bonds (the "Bonds") held by you for the account of the undersigned.

    The aggregate face amount of the Bonds held by you for the account of the undersigned is (FILL IN AMOUNT):

    $           of the Public Facilities Revenue Bonds, Series 1996

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Bonds held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF BONDS TO BE TENDERED, IF ANY):
         $

    / / NOT TO TENDER any Bonds held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Bonds held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the
undersigned's principal residence is in the state of (FILL IN STATE)           ,
(ii) the undersigned is acquiring the Exchange Bonds in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Bonds, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Bonds must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Bonds acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resales of the Exchange Bonds," and (v) the undersigned is not an "affiliate," as defined in Rule 405 of the Act, of the Authority; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Bonds.

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                                      SIGN HERE
Name of beneficial owner(s):
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Signature(s):
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Name (PLEASE PRINT):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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